Exhibit 4.1

AMENDMENT NO. 1 and REAFFIRMATION AGREEMENT dated as of August 17, 2012 (this “Agreement”), relating to the Amended and Restated Guarantee and Collateral Agreement, dated as of July 25, 2007, as amended and restated as of November 5, 2010 and further supplemented heretofore (the “Collateral Agreement”), among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Company”), COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Parent”), the other Subsidiaries party hereto (collectively, and together with the Company and Parent, the “Grantors” or the “Reaffirming Parties”) and Credit Suisse AG, as collateral agent (in such capacity, the “Collateral Agent”).

WHEREAS, the Company, the guarantors party thereto (the “Guarantors”) and Credit Suisse Securities (USA) LLC, as representative of the underwriters (the “Underwriters”), entered into an Underwriting Agreement, dated as of August 8, 2012 (the “Underwriting Agreement”), relating to the sale by the Company of $1.6 billion aggregate principal amount of its 5.125% Senior Secured Notes due 2018 (the “Securities”) and the guarantees thereon (the “Guarantees”) to be issued under an Indenture dated the date hereof (the “Indenture”), among the Company, the Guarantors, the Collateral Agent and Regions Bank, an Alabama banking corporation, as trustee (the “Trustee”);

WHEREAS, pursuant to Section 7.09(c) of the Collateral Agreement, the Company has delivered to the Collateral Agent an officer’s certificate as contemplated thereby (the “Designation Certificate”) designating the Securities, the Guarantees, the other obligations under the Indenture and the notes evidencing the Securities as “Pari Passu Debt Obligations” for purposes of the Collateral Agreement (the “Pari Passu Designation”);

WHEREAS, the Grantors and the Collateral Agent desire that certain provisions of the Collateral Agreement be amended as provided in Article I hereof (the “Amendment”) and intend that the Collateral Agreement, as so amended and after giving effect to the Designation Certificate, shall continue to secure, or secure, and otherwise benefit the Obligations, including, for the avoidance of doubt, the Pari Passu Debt Obligations contemplated by the Designation Certificate;

WHEREAS, each Reaffirming Party expects to realize substantial direct and indirect benefits from the issuance of the Securities pursuant to the Indenture and the execution and delivery of this Agreement is a condition precedent to the obligations of the several Underwriters to purchase and pay for such Securities; and

WHEREAS, capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Agreement.

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NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Amendments to the Collateral Agreement

SECTION 1.01. Section 3.01(b) of the Collateral Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Notwithstanding anything herein to the contrary, in the event that any Series of Pari Passu Debt Obligations is issued pursuant to a registration statement that has been filed with the SEC (including pursuant to any exchange offer subsequent to the initial private issuance of such Series), the “Pledged Stock” securing any such Series shall automatically be deemed not to include any Equity Interests or other securities of a subsidiary of Parent which, if pledged to secure such Series, would require the Borrower to file separate financial statements for any Subsidiary with the SEC or any other U.S. federal government agency (in each case solely to the extent necessary to not be subject to such filing requirements). The limitation provided for in this paragraph (b) shall not be applied to the Bank Loan Obligations or to any Series of Pari Passu Debt Obligations that is not issued pursuant to such a registration statement.”

SECTION 1.02. Section 4.01(a)(X) of the Collateral Agreement is hereby amended and restated in its entirety to read as follows:

“(X) in the event that any Series of Pari Passu Debt Obligations is issued pursuant to a registration statement that has been filed with the SEC (including pursuant to any exchange offer subsequent to the initial private issuance of such Series), solely with respect to such Series, any Equity Interests which, if part of the Collateral securing the Series, would require the Borrower to file separate financial statements for any Subsidiary with the SEC or any other U.S. federal government agency (in each case solely to the extent necessary to not be subject to such filing requirements) (but, for the avoidance of doubt, such Equity Interests shall at all times continue to secure the Bank Loan Obligations and all other Series of Pari Passu Debt Obligations to the extent provided for in this Agreement).”

ARTICLE II

Reaffirmation

Each Reaffirming Party hereby acknowledges its receipt and review of a copy of the Designation Certificate and related Indenture, and hereby accepts and consents to the Pari Passu Designation and the resulting grant of security and other benefits to the Pari Passu Debt Obligations referenced in the Designation Certificate.

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Each Reaffirming Party hereby further (a) affirms and confirms its guarantees, pledges, grants of security and other commitments and obligations under the Collateral Agreement (as amended hereby and modified by the Pari Passu Designation), (b) affirms and confirms its indemnification obligations and other commitments and obligations under the Collateral Agreement (as amended hereby and modified by the Pari Passu Designation) and (c) agrees that, after giving effect to the amendments contemplated hereby and the Pari Passu Designation, (i) the Collateral Agreement shall continue to be in full force and effect and (ii) all guarantees, pledges, grants of security and other commitments thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties, including, for the avoidance of doubt, the holders of the Securities and the Trustee. Each of the Reaffirming Parties hereby confirms and agrees that, after giving effect to the Pari Passu Designation, (i) the Securities shall constitute “Pari Passu Debt Obligations” and “Obligations” under the Collateral Agreement (as amended hereby) and (ii) the holders of any Securities and the Trustee shall be “Pari Passu Secured Parties” and “Secured Parties” under the Collateral Agreement (as amended hereby) and shall have all the rights and privileges of a Secured Party thereunder.

ARTICLE III

Representations and Warranties

SECTION 3.01. Authority; Enforcement. Each Grantor hereby represents and warrants as of the date hereof that the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of each Grantor and that this Agreement has been duly executed and delivered by each Grantor and is the legally valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to limiting creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 3.02. Amendment. The Company hereby represents and certifies that the Amendment is permitted under Section 7.09 of the Collateral Agreement.

SECTION 3.03. Grantors. Each of the Parent and the Company hereby represents and warrants as of the date hereof that the Grantors that are signatories hereto constitute all of the Grantors and Guarantors under the Collateral Agreement.

ARTICLE IV

Miscellaneous

SECTION 4.01. Effect of this Agreement. (a) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Collateral Agent or any other Secured Party under the Collateral Agreement or any other Loan

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Document (as defined in the Credit Agreement) or Notes Collateral Document (as defined in the Indenture), and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Collateral Agreement or any other Loan Document or any other Notes Collateral Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Grantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Collateral Agreement or any other Loan Document or any other Notes Collateral Document in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Collateral Agreement specifically referred to herein.

(b) After the date hereof, any reference to the Collateral Agreement shall mean the Collateral Agreement after giving effect to the Amendment and the Pari Passu Designation.

(c) This Amendment shall constitute a “Loan Document” for all purposes of the Collateral Agreement and the other Loan Documents and a “Notes Collateral Document” for all purposes of the Indenture and the other Collateral Documents.

SECTION 4.02. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.

SECTION 4.03. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 4.04. No Novation. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Collateral Agreement, which shall remain in full force and effect except as modified by the Amendment and supplemented by the Designation Certificate.

SECTION 4.05. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

by
/s/ Rachel A. Seifert
	Name:	Rachel A. Seifert
	Title:	Executive Vice President, Secretary and General Counsel

ABILENE HOSPITAL, LLC	CLEVELAND TENNESSEE HOSPITAL COMPANY, LLC

ABILENE MERGER, LLC	CLINTON HOSPITAL CORPORATION

ANNA HOSPITAL CORPORATION	COATESVILLE HOSPITAL CORPORATION

BERWICK HOSPITAL COMPANY, LLC	COLLEGE STATION HOSPITAL, L.P.

BIG BEND HOSPITAL CORPORATION	COLLEGE STATION MEDICAL CENTER, LLC

BIG SPRING HOSPITAL CORPORATION	COLLEGE STATION MERGER, LLC

BIRMINGHAM HOLDINGS II, LLC	COMMUNITY GP CORP.

BIRMINGHAM HOLDINGS, LLC	COMMUNITY HEALTH INVESTMENT COMPANY, LLC

BLUEFIELD HOLDINGS, LLC	COMMUNITY HEALTH SYSTEMS, INC.

BLUEFIELD HOSPITAL COMPANY, LLC	COMMUNITY LP CORP.

BLUFFTON HEALTH SYSTEM, LLC	CP HOSPITAL GP, LLC

BROWNSVILLE HOSPITAL CORPORATION	CPLP, LLC

BROWNWOOD HOSPITAL, L.P.	CRESTWOOD HOSPITAL, LLC

BROWNWOOD MEDICAL CENTER, LLC	CRESTWOOD HOSPITAL, LP, LLC

BULLHEAD CITY HOSPITAL CORPORATION	CSMC, LLC

BULLHEAD CITY HOSPITAL INVESTMENT CORPORATION	CSRA HOLDINGS, LLC

CARLSBAD MEDICAL CENTER, LLC	DEACONESS HOLDINGS, LLC

CENTRE HOSPITAL CORPORATION	DEACONESS HOSPITAL HOLDINGS, LLC

CHHS HOLDINGS, LLC	DEMING HOSPITAL CORPORATION

CHS KENTUCKY HOLDINGS, LLC	DESERT HOSPITAL HOLDINGS, LLC

CHS PENNSYLVANIA HOLDINGS, LLC	DETAR HOSPITAL, LLC

CHS VIRGINIA HOLDINGS, LLC	DHFW HOLDINGS, LLC

CHS WASHINGTON HOLDINGS, LLC	DHSC, LLC

CLARKSVILLE HOLDINGS, LLC	DUKES HEALTH SYSTEM, LLC

CLEVELAND HOSPITAL CORPORATION	DYERSBURG HOSPITAL CORPORATION

By:	/s/ Rachel A. Seifert
	Name:	Rachel A. Seifert
	Title:	Executive Vice President

Acting on behalf of each of the Guarantors set forth above

EMPORIA HOSPITAL CORPORATION	KAY COUNTY HOSPITAL CORPORATION

EVANSTON HOSPITAL CORPORATION	KAY COUNTY OKLAHOMA HOSPITAL COMPANY, LLC

FALLBROOK HOSPITAL CORPORATION	KIRKSVILLE HOSPITAL COMPANY, LLC

FOLEY HOSPITAL CORPORATION	LAKEWAY HOSPITAL CORPORATION

FORREST CITY ARKANSAS HOSPITAL COMPANY, LLC	LANCASTER HOSPITAL CORPORATION

FORREST CITY HOSPITAL CORPORATION	LAS CRUCES MEDICAL CENTER, LLC

FORT PAYNE HOSPITAL CORPORATION	LEA REGIONAL HOSPITAL, LLC

FRANKFORT HEALTH PARTNER, INC.	LEXINGTON HOSPITAL CORPORATION

FRANKLIN HOSPITAL CORPORATION	LONGVIEW MERGER, LLC

GADSDEN REGIONAL MEDICAL CENTER, LLC	LRH, LLC

GALESBURG HOSPITAL CORPORATION	LUTHERAN HEALTH NETWORK OF INDIANA, LLC

GRANBURY HOSPITAL CORPORATION	MARION HOSPITAL CORPORATION

GRANITE CITY HOSPITAL CORPORATION	MARTIN HOSPITAL CORPORATION

GRANITE CITY ILLINOIS HOSPITAL COMPANY, LLC	MASSILLON COMMUNITY HEALTH SYSTEM LLC

GREENVILLE HOSPITAL CORPORATION	MASSILLON HEALTH SYSTEM LLC

GRMC HOLDINGS, LLC	MASSILLON HOLDINGS, LLC

HALLMARK HEALTHCARE COMPANY, LLC	MCKENZIE TENNESSEE HOSPITAL COMPANY, LLC

HOBBS MEDCO, LLC	MCNAIRY HOSPITAL CORPORATION

HOSPITAL OF BARSTOW, INC.	MCSA, L.L.C.

HOSPITAL OF FULTON, INC.	MEDICAL CENTER OF BROWNWOOD, LLC

HOSPITAL OF LOUISA, INC.	MERGER LEGACY HOLDINGS, LLC

HOSPITAL OF MORRISTOWN, INC.	MMC OF NEVADA, LLC

JACKSON HOSPITAL CORPORATION (KY)	MOBERLY HOSPITAL COMPANY, LLC

JACKSON HOSPITAL CORPORATION (TN)	MWMC HOLDINGS, LLC

JOURDANTON HOSPITAL CORPORATION	NANTICOKE HOSPITAL COMPANY, LLC

By:	/s/ Rachel A. Seifert
	Name:	Rachel A. Seifert
	Title:	Executive Vice President

Acting on behalf of each of the Guarantors set forth above

NATIONAL HEALTHCARE OF LEESVILLE, INC.	QHG OF FORREST COUNTY, INC.

NATIONAL HEALTHCARE OF MT. VERNON, INC.	QHG OF FORT WAYNE COMPANY, LLC

NATIONAL HEALTHCARE OF NEWPORT, INC.	QHG OF HATTIESBURG, INC.

NAVARRO HOSPITAL, L.P.	QHG OF MASSILLON, INC.

NAVARRO REGIONAL, LLC	QHG OF SOUTH CAROLINA, INC.

NC-DSH, LLC	QHG OF SPARTANBURG, INC.

NORTHAMPTON HOSPITAL COMPANY, LLC	QHG OF SPRINGDALE, INC.

NORTHWEST HOSPITAL, LLC	QHG OF WARSAW COMPANY, LLC

NOV HOLDINGS, LLC	QUORUM HEALTH RESOURCES, LLC

NRH, LLC	RED BUD HOSPITAL CORPORATION

OAK HILL HOSPITAL CORPORATION	RED BUD ILLINOIS HOSPITAL COMPANY, LLC

ORO VALLEY HOSPITAL, LLC	REGIONAL HOSPITAL OF LONGVIEW, LLC

PALMER-WASILLA HEALTH SYSTEM, LLC	RIVER REGION MEDICAL CORPORATION

PAYSON HOSPITAL CORPORATION	ROSWELL HOSPITAL CORPORATION

PECKVILLE HOSPITAL COMPANY, LLC	RUSTON HOSPITAL CORPORATION

PENNSYLVANIA HOSPITAL COMPANY, LLC	RUSTON LOUISIANA HOSPITAL COMPANY, LLC

PHILLIPS HOSPITAL CORPORATION	SACMC, LLC

PHOENIXVILLE HOSPITAL COMPANY, LLC	SALEM HOSPITAL CORPORATION

POTTSTOWN HOSPITAL COMPANY, LLC	SAN ANGELO COMMUNITY MEDICAL CENTER, LLC

QHG GEORGIA HOLDINGS II, LLC	SAN ANGELO MEDICAL, LLC

QHG GEORGIA HOLDINGS, INC.	SAN MIGUEL HOSPITAL CORPORATION

QHG GEORGIA, LP	SCRANTON HOLDINGS, LLC

QHG OF BLUFFTON COMPANY, LLC	SCRANTON HOSPITAL COMPANY, LLC

QHG OF CLINTON COUNTY, INC.	SCRANTON QUINCY HOLDINGS, LLC

QHG OF ENTERPRISE, INC.	SCRANTON QUINCY HOSPITAL COMPANY, LLC

By:	/s/ Rachel A. Seifert
	Name:	Rachel A. Seifert
	Title:	Executive Vice President

Acting on behalf of each of the Guarantors set forth above

SHELBYVILLE HOSPITAL CORPORATION	VIRGINIA HOSPITAL COMPANY, LLC

SILOAM SPRINGS ARKANSAS HOSPITAL COMPANY, LLC	WARREN OHIO HOSPITAL COMPANY, LLC

SILOAM SPRINGS HOLDINGS, LLC	WARREN OHIO REHAB HOSPITAL COMPANY, LLC

SOUTHERN TEXAS MEDICAL CENTER, LLC	WATSONVILLE HOSPITAL CORPORATION

SPOKANE VALLEY WASHINGTON HOSPITAL COMPANY, LLC	WAUKEGAN HOSPITAL CORPORATION

SPOKANE WASHINGTON HOSPITAL COMPANY, LLC	WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC

TENNYSON HOLDINGS, LLC	WEATHERFORD HOSPITAL CORPORATION

TOMBALL TEXAS HOLDINGS, LLC	WEATHERFORD TEXAS HOSPITAL COMPANY, LLC

TOMBALL TEXAS HOSPITAL COMPANY, LLC	WEBB HOSPITAL CORPORATION

TOOELE HOSPITAL CORPORATION	WEBB HOSPITAL HOLDINGS, LLC

TRIAD HEALTHCARE CORPORATION	WESLEY HEALTH SYSTEM, LLC

TRIAD HOLDINGS III, LLC	WEST GROVE HOSPITAL COMPANY, LLC

TRIAD HOLDINGS IV, LLC	WHMC, LLC

TRIAD HOLDINGS V, LLC	WILKES-BARRE BEHAVIORAL HOSPITAL COMPANY, LLC

TRIAD NEVADA HOLDINGS, LLC	WILKES-BARRE HOLDINGS, LLC

TRIAD OF ALABAMA, LLC	WILKES-BARRE HOSPITAL COMPANY, LLC

TRIAD OF OREGON, LLC	WILLIAMSTON HOSPITAL CORPORATION

TRIAD-ARMC, LLC	WOMEN & CHILDREN’S HOSPITAL, LLC

TRIAD-EL DORADO, INC.	WOODLAND HEIGHTS MEDICAL CENTER, LLC

TRIAD-NAVARRO REGIONAL HOSPITAL SUBSIDIARY, LLC	WOODWARD HEALTH SYSTEM, LLC

TUNKHANNOCK HOSPITAL COMPANY, LLC	YOUNGSTOWN OHIO HOSPITAL COMPANY, LLC
VHC MEDICAL, LLC	BLUE ISLAND HOSPITAL COMPANY, LLC

VICKSBURG HEALTHCARE, LLC	BLUE ISLAND ILLINOIS HOLDINGS, LLC

VICTORIA HOSPITAL, LLC	LONGVIEW CLINIC OPERATIONS COMPANY, LLC
VICTORIA OF TEXAS, L.P.	LONGVIEW MEDICAL CENTER, L.P.

AFFINITY HEALTH SYSTEMS, LLC	AFFINITY HOSPITAL, LLC

By:	/s/ Rachel A. Seifert
	Name:	Rachel A. Seifert
	Title:	Executive Vice President
Acting on behalf of each of the Guarantors set forth above

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent,

by
/s/ Robert Hetu
Name:	Robert Hetu
Title:	Managing Director

by
/s/ Rahul Parmer
Name:	Rahul Parmer
Title:	Associate